EXHIBIT 16.1

September 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Re:      Advanced Nutraceuticals, Inc.
         Commission File No. 000-26362

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Advanced Nutraceuticals Inc. dated September 10, 2003 and agree with the Statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP



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